EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Acura Pharmaceuticals, Inc.

Palatine, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-221645, 333-213017, 333-195612, 333-151653, 333-151620, 333-133172, 333-123615, 333-63288, and 33-98396), and on Form S-3 (Nos. 333-210039 and 333-146416) of Acura Pharmaceuticals, Inc. of our report dated September 16, 2019, relating to the consolidated financial statements, which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Acura Pharmaceuticals, Inc.’s ability to continue as a going concern.

/s/ BDO USA, LLP
Chicago, Illinois
September 16, 2019